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                                                                     EXHIBIT 11

                                BNN CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

                                     For the Three Months Ended March 31, 1997
                                     -----------------------------------------
                                        Income         Shares       Per-Share
                                     (Numerator)    (Denominator)     Amount
                                     -----------    -------------   ----------
Net Income                             $201,082

PRIMARY EPS
   Weighted average
    shares outstanding                               24,029,304
   Additional shares assuming
    conversion of warrants                            3,723,163
                                       --------      ----------

                                       $201,082      27,752,467       $0.01
                                       ========      ==========       =====

         The contingent shares potentially issuable as a result of the October, 1996 BNN transaction are considered in the fully diluted earnings per share calculation. A calculation of earnings per share is performed as if the necessary earnings levels had been achieved and the per share price for determination of the number of additional shares to be issued was the price at period end. For the three months ended March 31, 1997, this calculation determined that the effect would be anti-dilutive. As a result it was not used in the earnings per share calculation.

                                     For the Three Months Ended March 31, 1996
                                     -----------------------------------------
                                        Income         Shares       Per-Share
                                     (Numerator)    (Denominator)     Amount
                                     -----------    -------------   ----------
PRIMARY EPS
   Net loss                           $(128,700)      6,247,868      $(0.02)
                                      ==========     ==========      =======